Exhibit 99.1

Fifth Third Announces Fourth Quarter 2019 Results

Diluted earnings per share of $0.96, including a positive $0.28 impact from certain items on page 2

Key Financial Data				Key Highlights

$ millions for all balance sheet and income statement items	4Q19	3Q19	4Q18

●   Record full year net income of $2.5 billion

●   Generated $345 million pre-tax gain in 4Q19 from Worldpay tax receivable agreement (TRA) transaction with FIS

●   4Q19 net interest income, NIM, noninterest income, and expense performance in-line with or better than prior guidance

●   Effectively managed interest-bearing core deposit costs better than prior guidance (down 19 bps vs. 3Q19), while continuing to grow core deposits (up 1% vs. 3Q19)

●   Generated record capital markets revenue in 4Q19; full year revenue up 12%

●   Several credit metrics impacted by conversion to national charter; excluding conversion, total NCO ratio up 1 bp from 3Q19 with consumer NCO ratio flat from 3Q19

●   Remain on-track to achieve MB expense savings by the end of 1Q20 ($255 million pre-tax)

●   Continue to realize desired MB employee and client outcomes

Income Statement Data
Net income available to common shareholders	$701	$530	$432
Net interest income (U.S. GAAP)	1,228	1,242	1,081
Net interest income (FTE)(a)	1,232	1,246	1,085
Noninterest income	1,035	740	575
Noninterest expense	1,160	1,159	975
Per Share Data
Earnings per share, basic	$0.97	$0.72	$0.65
Earnings per share, diluted	0.96	0.71	0.64
Book value per share	27.41	27.32	23.07
Tangible book value per share(a)	21.13	21.06	19.17
Balance Sheet & Credit Quality
Average portfolio loans and leases	$109,787	$109,541	$94,757
Average deposits	126,116	125,206	107,495
Net charge-off ratio(b)	0.41%	0.36%	0.35%
Nonperforming asset ratio(c)	0.62	0.47	0.41
Financial Ratios
Return on average assets	1.72%	1.28%	1.25%
Return on average common equity	14.2	10.7	11.8
Return on average tangible common equity(a)	18.7	14.2	14.3
CET1 capital(d)(e)	9.75	9.56	10.24
Net interest margin(a)	3.27	3.32	3.29
Efficiency(a)	51.2	58.4	58.7

Other than the Quarterly Financial Review tables beginning on page 14, commentary is on a fully taxable-equivalent (FTE) basis unless otherwise noted. Consistent with SEC guidance in Industry Guide 3 that contemplates the calculation of tax-exempt income on a taxable-equivalent basis, net interest income, net interest margin, net interest rate spread, total revenue and the efficiency ratio are provided on an FTE basis.

CEO Commentary

“Our fourth quarter and full year results were strong, reflecting the strength of our diversified revenue streams, our continued expense discipline, and our ability to achieve our targeted financial outcomes from the MB Financial acquisition. Net interest income, noninterest income, and noninterest expense were in-line with or better than our previous guidance. We generated very strong fee revenue, including a new record in capital markets. Additionally, our net interest income results continue to reflect our ability to successfully manage the balance sheet despite the lower rate environment, which led to better than expected NIM performance for the quarter. Also, we continued to diligently manage our expenses, reflecting our ongoing focus on generating efficiencies throughout the Bank while still investing in high priority areas to support revenue growth.”

“We also successfully completed a transaction with FIS that has addressed the future payments related to our TRA. Similar to all the strategic decisions over the past ten years related to this relationship, this agreement has created significant value for our shareholders. We have successfully recognized over $7 billion on a pre-tax basis for shareholders from all sources since the spin-off of our legacy processing business, with another $195 million in TRA cash flows beyond this quarter’s transaction yet to be monetized.”

“From a balance sheet perspective, our loan growth was consistent with our prior guidance, reflective of the generally subdued macroeconomic environment. Also, we again generated strong core deposit growth while also proactively reducing deposit costs more than our previous guidance.”

“We remain on-track to achieve the previously-stated expense and revenue synergy targets related to the MB Financial acquisition. We continue to be pleased with the low client and employee attrition levels.”

“Our clearly defined strategic growth priorities, proactive balance sheet management, and ongoing discipline throughout the Bank position us well for the future. We expect to build on our strong fourth quarter NIM performance and maintain our expense discipline in order to generate positive operating leverage this year while continuing to invest for long-term outperformance.”

-Greg D. Carmichael, Chairman, President and CEO

Investor contact: Chris Doll (513) 534–2345 | Media contact: Gary Rhodes (513) 534–4225	January 22, 2020

Income Statement Highlights
($ in millions, except per share data)	For the Three Months Ended			% Change
	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Condensed Statements of Income
Net interest income (NII)(a)	$1,232	$1,246	$1,085	(1%)	14%
Provision for credit losses	162	134	97	21%	67%
Noninterest income	1,035	740	575	40%	80%
Noninterest expense	1,160	1,159	975	-	19%
Income before income taxes(a)	$945	$693	$588	36%	61%

Taxable equivalent adjustment	4	4	4	-	-
Applicable income tax expense	207	140	129	48%	60%
Net income	$734	$549	$455	34%	61%
Less: Net income attributable to noncontrolling interests	-	-	-	NM	NM
Net income attributable to Bancorp	$734	$549	$455	34%	61%
Dividends on preferred stock	33	19	23	74%	43%
Net income available to common shareholders	$701	$530	$432	32%	62%
Earnings per share, diluted	$0.96	$0.71	$0.64	35%	50%

Fifth Third Bancorp (Nasdaq: FITB) today reported fourth quarter 2019 net income of $734 million compared to net income of $455 million in the year-ago quarter. Net income available to common shareholders was $701 million, or $0.96 per diluted share, compared to $432 million, or $0.64 per diluted share in the year-ago quarter. Prior quarter net income was $549 million and net income available to common shareholders was $530 million, or $0.71 per diluted share.

Diluted earnings per share impact of certain items - 4Q19
(after-tax impacts(f); $ in millions, except per share data)

Valuation of Visa total return swap	($34)
Fifth Third Foundation contribution	($15)
Provision impact from conversion to a national charter	($7)
Merger-related expenses	($7)
Gain recognized from Worldpay TRA transaction	$265
After-tax impact(f) of certain items	$202

Average diluted common shares outstanding (thousands)	724,968

Diluted earnings per share impact	$0.28

Reported full year 2019 net income was $2.5 billion compared to full year 2018 net income of $2.2 billion. Full year 2019 net income available to common shareholders was $2.4 billion, or $3.33 per diluted share, compared to 2018 full year net income available to common shareholders of $2.1 billion, or $3.06 per diluted share.

Net Interest Income
(FTE; $ in millions)(a)	For the Three Months Ended			% Change
	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Interest Income
Interest income	$1,563	$1,629	$1,397	(4%)	12%
Interest expense	331	383	312	(14%)	6%
Net interest income (NII)	$1,232	$1,246	$1,085	(1%)	14%
Adjusted NII(a)	$1,214	$1,218	$1,085	-	12%

Average Yield/Rate Analysis				bps Change

Yield on interest-earning assets	4.15%	4.34%	4.23%	(19)	(8)
Rate paid on interest-bearing liabilities	1.22%	1.41%	1.33%	(19)	(11)

Ratios
Net interest rate spread	2.93%	2.93%	2.90%	-	3
Net interest margin (NIM)	3.27%	3.32%	3.29%	(5)	(2)
Adjusted NIM(a)	3.22%	3.25%	3.29%	(3)	(7)

Compared to the year-ago quarter, reported NII increased $147 million, or 14%. Excluding purchase accounting accretion of $18 million in the fourth quarter of 2019, adjusted NII increased $129 million, or 12%, reflecting an increase in interest-earning assets, including the impact from the MB Financial acquisition, partially offset by the declining rate environment. Compared to the year-ago quarter, reported NIM decreased 2 bps, or 7 bps excluding purchase accounting accretion.

Compared to the prior quarter, reported NII decreased $14 million, or 1%. Excluding purchase accounting accretion, adjusted NII decreased $4 million primarily reflecting lower short-term market rates, partially offset by growth in the indirect secured consumer portfolio (predominantly indirect automobile), as well as the favorable impact of previously executed cash flow hedges. Compared to the prior quarter, reported NIM decreased 5 bps. Excluding purchase accounting accretion, adjusted NIM decreased 3 bps, primarily reflecting lower short-term market rates, partially offset by the favorable impact of previously executed hedges, proactive management of deposit rates, and a decrease in other short-term investments.

Noninterest Income
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$149	$143	$135	4%	10%
Corporate banking revenue	153	168	130	(9%)	18%
Mortgage banking net revenue	73	95	54	(23%)	35%
Wealth and asset management revenue	129	124	109	4%	18%
Card and processing revenue	95	94	84	1%	13%
Other noninterest income	427	111	93	285%	359%
Securities gains (losses), net	10	5	(32)	100%	NM
Securities (losses) gains, net - non-qualifying hedges on mortgage servicing rights	(1)	-	2	NM	NM
Total noninterest income	$1,035	$740	$575	40%	80%

Reported noninterest income increased $460 million, or 80%, from the year-ago quarter, and increased $295 million, or 40%, from the prior quarter. The reported results reflect the impact of certain items in the table below, in both the prior quarter and the year-ago quarter.

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended
	December	September	December
	2019	2019	2018
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$1,035	$740	$575
Valuation of Visa total return swap	44	11	(7)
GreenSky equity securities losses	-	-	21
Gain recognized from Worldpay TRA transaction	(345)	-	-
Securities (gains) losses, net (excluding GreenSky)	(10)	(5)	11
Noninterest income excluding certain items(a)	$724	$746	$600

Compared to the year-ago quarter, noninterest income excluding the items in the preceding table increased $124 million, or 21%. Compared to the prior quarter, noninterest income excluding the items in the preceding table decreased $22 million, or 3%.

Compared to the year-ago quarter, service charges on deposits increased $14 million, or 10%, driven by higher commercial deposit fees, partially offset by lower consumer deposit fees. Corporate banking revenue increased $23 million, or 18%, primarily driven by leasing business revenue resulting from the MB Financial acquisition, as well as an increase in corporate bond fees. Mortgage banking net revenue increased $19 million, or 35%, primarily driven by higher mortgage originations of $3.8 billion, an increase of 144%. Wealth and asset management revenue increased $20 million, or 18%, primarily driven by higher personal asset management revenue.

Compared to the prior quarter, service charges on deposits increased $6 million, or 4%, driven by higher consumer and commercial deposit fees. Corporate banking revenue decreased $15 million, or 9%, primarily driven by a decrease in leasing business revenue, partially offset by an increase in loan syndications revenue. Mortgage banking net revenue decreased $22 million, or 23%, primarily driven by a seasonally lower gain on sale margin partially offset by a 13% increase in origination volumes. Wealth and asset management revenue increased $5 million, or 4%, primarily driven by higher personal asset management revenue and brokerage fees.

Other noninterest income results on a reported basis in the current quarter were impacted by the gain recognized from the Worldpay TRA transaction. Current and previous quarters were also impacted by the Visa total return swap valuation adjustments. Excluding these items, other noninterest income of $126 million increased $40 million, or 47%, compared to the year-ago quarter, primarily driven by operating lease revenue from MB Financial. Compared to the prior quarter, other noninterest income excluding these item increased $4 million, or 3%, reflecting higher private equity investment income.

Noninterest Expense
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Noninterest Expense
Compensation and benefits	$576	$584	$506	(1%)	14%
Net occupancy expense	84	84	73	-	15%
Technology and communications	103	100	79	3%	30%
Equipment expense	33	33	31	-	6%
Card and processing expense	33	33	33	-	-
Intangible amortization expense	14	14	1	-	NM
Other noninterest expense	317	311	252	2%	26%
Total noninterest expense	$1,160	$1,159	$975	-	19%

Impacts of Merger-Related Expenses

($ in millions)	For the Three Months Ended
	December	September	December
	2019	2019	2018
Merger-Related Expenses
Compensation and benefits	$1	$14	$1
Net occupancy expense	3	3	-
Technology and communications	4	8	6
Equipment expense	-	-	-
Card and processing expense	-	-	1
Intangible amortization expense	-	-	-
Other noninterest expense	1	3	19
Total merger-related expenses	$9	$28	$27

Noninterest Expense excluding Merger-Related Expenses(a)
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Noninterest Expense excluding Merger-Related Expenses
Compensation and benefits	$575	$570	$505	1%	14%
Net occupancy expense	81	81	73	-	11%
Technology and communications	99	92	73	8%	36%
Equipment expense	33	33	31	-	6%
Card and processing expense	33	33	32	-	3%
Intangible amortization expense	14	14	1	-	NM
Other noninterest expense	316	308	233	3%	36%
Total noninterest expense excluding merger-related expenses	$1,151	$1,131	$948	2%	21%

Compared to the year-ago quarter, reported noninterest expense increased $185 million, or 19%, impacted by the expenses associated with the MB Financial acquisition. Excluding the merger-related expenses, intangible amortization expense, and a $20 million contribution to the Fifth Third Foundation (included in other noninterest expense) in the current quarter, noninterest expense increased $170 million, or 18%, reflecting the operating expenses resulting from the MB Financial acquisition as well as continued technology investments.

Compared to the prior quarter, reported noninterest expense increased $1 million. Excluding the aforementioned merger-related expenses, intangible amortization expense, and contribution to the Fifth Third Foundation, noninterest expense was flat driven by investments in technology and offset by the continued benefits from the MB Financial expense synergies.

Average Interest-Earning Assets

($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$50,938	$51,241	$43,829	(1%)	16%
Commercial mortgage loans	10,831	10,692	6,864	1%	58%
Commercial construction loans	5,334	5,267	4,885	1%	9%
Commercial leases	3,384	3,562	3,632	(5%)	(7%)
Total commercial loans and leases	$70,487	$70,762	$59,210	-	19%
Consumer loans:
Residential mortgage loans	$16,697	$16,736	$15,520	-	8%
Home equity	6,147	6,267	6,438	(2%)	(5%)
Indirect secured consumer loans	11,281	10,707	8,970	5%	26%
Credit card	2,496	2,448	2,373	2%	5%
Other consumer loans	2,679	2,621	2,246	2%	19%
Total consumer loans	$39,300	$38,779	$35,547	1%	11%
Total average portfolio loans and leases	$109,787	$109,541	$94,757	-	16%

Average Loans and Leases Held for Sale
Commercial loans and leases held for sale	$43	$127	$88	(66%)	(51%)
Consumer loans held for sale	1,156	998	553	16%	109%
Total average loans and leases held for sale	$1,199	$1,125	$641	7%	87%

Securities and other short-term investments	$38,326	$38,188	$35,674	-	7%
Total average interest-earning assets	$149,312	$148,854	$131,072	-	14%

Compared to the year-ago quarter, total average portfolio loans and leases increased 16%, reflecting the impact of the MB Financial acquisition. Average commercial portfolio loans and leases increased 19%, reflecting the impact of MB Financial as well as higher commercial mortgage and commercial and industrial (C&I) loans, partially offset by a decline in commercial leases. Average consumer portfolio loans increased 11%, reflecting the impact of MB Financial as well as growth in indirect secured consumer loans and other consumer loans.

Compared to the prior quarter, total average portfolio loans and leases were flat, as higher indirect secured consumer loans were partially offset by lower C&I loans and commercial leases. Average commercial portfolio loans and leases were flat, as higher commercial mortgage and construction loans were offset by lower C&I loans. Average consumer portfolio loans increased 1%, reflecting growth in indirect secured consumer loans (predominantly automobile) and other consumer loans, partially offset by a decline in home equity loans.

Period end commercial line utilization was 36%, consistent with both the year-ago quarter and prior quarter.

Average securities and other short-term investments were $38.3 billion compared to $35.7 billion in the year-ago quarter and $38.2 billion in the prior quarter. Average available-for-sale debt and other securities of $35.4 billion increased 6% compared to the year-ago quarter and increased 2% compared to the prior quarter.

Average Deposits

($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Average Deposits
Demand	$35,710	$35,223	$31,571	1%	13%
Interest checking	38,628	37,729	32,428	2%	19%
Savings	14,274	14,405	12,933	(1%)	10%
Money market	27,429	26,962	22,517	2%	22%
Foreign office(g)	244	222	272	10%	(10%)
Total transaction deposits	$116,285	$114,541	$99,721	2%	17%
Other time	5,507	5,823	4,366	(5%)	26%
Total core deposits	$121,792	$120,364	$104,087	1%	17%
Certificates - $100,000 and over	4,072	4,795	2,662	(15%)	53%
Other deposits	252	47	746	436%	(66%)
Total average deposits	$126,116	$125,206	$107,495	1%	17%

Compared to the year-ago quarter, average core deposits increased 17%, reflecting the impact of the MB Financial acquisition. Average core deposit growth was primarily driven by an increase in interest checking, money market, and demand deposits. Average commercial transaction deposits increased 22% and average consumer transaction deposits increased 12%.

Compared to the prior quarter, average core deposits increased 1%, primarily driven by higher interest checking, demand, and money market deposits. Average demand deposits represented 29% of total core deposits in both the current and prior quarter. Average commercial transaction deposits increased 2%, and average consumer transaction deposits increased 1%.

Average Wholesale Funding
($ in millions)	For the Three Months Ended			% Change
	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$4,072	$4,795	$2,662	(15%)	53%
Other deposits	252	47	746	436%	(66%)
Federal funds purchased	1,174	739	2,254	59%	(48%)
Other short-term borrowings	1,133	1,278	578	(11%)	96%
Long-term debt	14,860	15,633	14,420	(5%)	3%
Total average wholesale funding	$21,491	$22,492	$20,660	(4%)	4%

Compared to the year-ago quarter, average wholesale funding increased 4% driven by growth in jumbo CD balances associated with the acquisition of MB Financial, as well as increased other short-term borrowings, partially offset by a decrease in federal funds borrowings. Compared to the prior quarter, average wholesale funding decreased 4%, reflecting the ability to fund the balance sheet through strong core deposit growth.

Credit Quality Summary(1)
($ in millions)	For the Three Months Ended
	December	September	June	March	December
	2019	2019	2019	2019	2018

Total nonaccrual portfolio loans and leases (NPLs)	$618	$482	$521	$450	$348
Repossessed property	10	9	8	11	10
OREO	52	28	31	37	37
Total nonperforming portfolio loans and leases and OREO (NPAs)	$680	$519	$560	$498	$395

NPL ratio(h)	0.56%	0.44%	0.48%	0.41%	0.37%
NPA ratio(c)	0.62%	0.47%	0.51%	0.45%	0.41%

Total loans and leases 30-89 days past due (accrual)	364	402	383	322	297
Total loans and leases 90 days past due (accrual)	130	132	128	132	93

Allowance for loan and lease losses, beginning	$1,143	$1,115	$1,115	$1,103	$1,091
Total net losses charged-off	(113)	(99)	(78)	(77)	(83)
Provision for loan and lease losses	172	127	78	89	95
Allowance for loan and lease losses, ending	$1,202	$1,143	$1,115	$1,115	$1,103

Reserve for unfunded commitments, beginning	$154	$147	$133	$131	$129
Reserve for acquired commitments	-	-	7	1	-
(Benefit from) provision for the reserve for unfunded commitments	(10)	7	7	1	2
Reserve for unfunded commitments, ending	$144	$154	$147	$133	$131

Total allowance for credit losses	$1,346	$1,297	$1,262	$1,248	$1,234

Allowance for loan and lease losses ratios
As a percent of portfolio loans and leases	1.10%	1.04%	1.02%	1.02%	1.16%
As a percent of nonperforming portfolio loans and leases	194%	237%	214%	248%	317%
As a percent of nonperforming portfolio assets	177%	221%	199%	224%	279%

Total losses charged-off	$(152)	$(130)	$(119)	$(108)	$(116)
Total recoveries of losses previously charged-off	39	31	41	31	33
Total net losses charged-off	$(113)	$(99)	$(78)	$(77)	$(83)

Net charge-off ratio (NCO ratio)(b)	0.41%	0.36%	0.29%	0.32%	0.35%
Commercial NCO ratio	0.20%	0.18%	0.13%	0.11%	0.19%
Consumer NCO ratio	0.78%	0.68%	0.59%	0.68%	0.61%

(1) Upon conversion of Fifth Third Bank to a national charter in the fourth quarter of 2019, Fifth Third changed its accounting policy to conform to Office of the Comptroller of the Currency (OCC) guidance regarding non-reaffirmed loans included in Chapter 7 bankruptcy filings to be accounted for as nonperforming troubled debt restructurings (TDRs) and collateral dependent loans regardless of payment history and capacity to pay in the future. As a result of the change in accounting policy, TDRs increased $105 million, of which $83 million were transferred to NPL status. Due to the fact that the collateral dependent loans require the carrying value to be less than or equal to the appraised value less the cost to sell, Fifth Third also incurred a $10 million increase in charge-offs during the quarter, which resulted in a $9 million impact to provision for loan and lease losses. In addition, Fifth Third changed its accounting policy to conform to OCC guidance associated with branch-related real estate no longer intended to be used for banking purposes, which resulted in an increase in OREO of $30 million, with an offsetting reduction to bank premises and equipment.

Nonperforming portfolio loans and leases were $618 million in the current quarter, with the resulting NPL ratio of 0.56%. NPLs included an $83 million unfavorable impact due to the aforementioned accounting policy change, or 7 bps to the NPL ratio. Compared to the year-ago quarter, NPLs increased $270 million with the NPL ratio increasing 19 bps. Compared to the prior quarter, NPLs increased $136 million with the NPL ratio increasing 12 bps.

Nonperforming portfolio assets were $680 million in the current quarter, with the resulting NPA ratio of 0.62%. NPAs included a $113 million unfavorable impact due to the aforementioned accounting policy changes, or 10 bps to the NPA ratio. Compared to the year-ago quarter, NPAs increased $285 million with the NPA ratio increasing 21 bps. Compared to the prior quarter, NPAs increased $161 million, or with the NPA ratio increasing 15 bps.

The provision for loan and lease losses totaled $172 million in the current quarter, which included a $9 million unfavorable impact due to the aforementioned accounting policy change. The provision for loan and lease losses increased $77 million compared to the year-ago quarter, and $45 million compared to the prior quarter. The allowance for loan and lease losses ratio represented 1.10% of total portfolio loans and leases outstanding in the current quarter, compared with 1.16% in the year-ago quarter and 1.04% in the prior quarter. The allowance for loan and lease losses represented 194% of nonperforming portfolio loans and leases in the current quarter. The allowance for loan and lease losses represented 177% of nonperforming portfolio assets in the current quarter.

Net charge-offs were $113 million in the current quarter, with the resulting NCO ratio of 0.41%. NCOs included a $10 million unfavorable impact due to the aforementioned accounting policy changes, or 4 bps to the NCO ratio. Compared to the year-ago quarter, net charge-offs increased $30 million and the NCO ratio increased 6 bps. Compared to the prior quarter, net charge-offs increased $14 million and the NCO ratio increased 5 bps.

Capital Position
	For the Three Months Ended
	December	September	June	March	December
	2019	2019	2019	2019	2018
Capital Position
Average total Bancorp shareholders’ equity as a percent of average assets	12.58%	12.43%	12.02%	11.43%	10.95%
Tangible equity(a)	9.52%	9.29%	9.09%	9.03%	9.63%
Tangible common equity (excluding AOCI)(a)	8.44%	8.21%	8.27%	8.21%	8.71%
Tangible common equity (including AOCI)(a)	9.08%	9.09%	8.91%	8.44%	8.64%

Regulatory Capital Ratios(e)
CET1 capital(d)	9.75%	9.56%	9.57%	9.60%	10.24%
Tier I risk-based capital(d)	10.99%	10.81%	10.62%	10.67%	11.32%
Total risk-based capital(d)	13.84%	13.68%	13.53%	13.57%	14.48%
Tier I leverage	9.54%	9.36%	9.24%	10.32%	9.72%

Capital ratios remained strong during the quarter. The CET1 capital ratio was 9.75%, the tangible common equity to tangible assets ratio was 8.44% excluding AOCI, and 9.08% including AOCI. The Tier I risk-based capital ratio was 10.99%, the Total risk-based capital ratio was 13.84%, and the Tier I leverage ratio was 9.54%.

On October 25, 2019, Fifth Third initially settled a share repurchase agreement whereby Fifth Third would purchase $300 million of its outstanding stock. The initial settlement reduced third quarter common shares outstanding by 9.0 million shares. On December 17, 2019, Fifth Third settled the forward contract, which resulted in an additional 1.1 million shares repurchased in connection with the completion of this agreement.

Tax Rate

The effective tax rate was 22.0% compared with 22.4% in the year-ago quarter and 20.2% in the prior quarter.

Other

On December 27, 2019, Fifth Third Bancorp entered into a transaction with FIS and Worldpay which grants each of Fifth Third Bancorp and Worldpay the ability to terminate and settle certain cash flows payable under Fifth Third Bancorp’s Tax Receivable Agreement with Worldpay. Under the TRA transaction, Worldpay may be obligated to pay up to a total of approximately $366 million to Fifth Third Bancorp to terminate and settle certain remaining cash flows Fifth Third Bancorp expected to receive under the TRA in the years 2021 to 2035, totaling an estimated $720 million. If exercised, certain of the obligations would be settled with four quarterly payments beginning in April 2020, a second set of the obligations would be settled with four quarterly payments beginning in April 2022, and a third set of the obligations would be settled with four quarterly payments beginning in April 2023. Fifth Third Bancorp recognized a pre-tax gain and corresponding receivable of $345 million in the fourth quarter of 2019 associated with these options.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately February 5, 2020 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 3389028#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio, and the indirect parent company of Fifth Third Bank, National Association, a federally chartered institution. As of December 31, 2019, the Company had $169 billion in assets and operates 1,149 full-service Banking Centers, and 2,481 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to approximately 53,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. Fifth Third is among the largest money managers in the Midwest and, as of December 31, 2019, had $413 billion in assets under care, of which it managed $49 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.

(b)	Net losses charged-off as a percent of average portfolio loans and leases.

(c)	Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO.

(d)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(e)	Current period regulatory capital ratios are estimated.

(f)	Assumes a 23% tax rate.

(g)	Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.

(h)	Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO.

FORWARD-LOOKING STATEMENTS

This release contains statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Rule 175 promulgated thereunder, and Section 21E of the Securities Exchange Act of 1934, as amended, and Rule 3b-6 promulgated thereunder. These statements relate to our financial condition, results of operations, plans, objectives, future performance or business. They usually can be identified by the use of forward-looking language such as “will likely result,” “may,” “are expected to,” “is anticipated,” “potential,” “estimate,” “forecast,” “projected,” “intends to,” or may include other similar words or phrases such as “believes,” “plans,” “trend,” “objective,” “continue,” “remain,” or similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” or similar verbs. You should not place undue reliance on these statements, as they are subject to risks and uncertainties, including but not limited to the risk factors set forth in our most recent Annual Report on Form 10-K as updated by our Quarterly Reports on Form 10-Q. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements we may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to us. We undertake no obligation to release revisions to these forward-looking statements or reflect events or circumstances after the date of this document.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) deteriorating credit quality; (2) loan concentration by location or industry of borrowers or collateral; (3) problems encountered by other financial institutions; (4) inadequate sources of funding or liquidity; (5) unfavorable actions of rating agencies; (6) inability to maintain or grow deposits; (7) limitations on the ability to receive dividends from subsidiaries; (8) cyber-security risks; (9) Fifth Third’s ability to secure confidential information and deliver products and services through the use of computer systems and telecommunications networks; (10) failures by third-party service providers; (11) inability to manage strategic initiatives and/or organizational changes; (12) inability to implement technology system enhancements; (13) failure of internal controls and other risk management systems; (14) losses related to fraud, theft or violence; (15) inability to attract and retain skilled personnel; (16) adverse impacts of government regulation; (17) governmental or regulatory changes or other actions; (18) failures to meet applicable capital requirements; (19) regulatory objections to Fifth Third’s capital plan; (20) regulation of Fifth Third’s derivatives activities; (21) deposit insurance premiums; (22) assessments for the orderly liquidation fund; (23) replacement of LIBOR; (24) weakness in the national or local economies; (25) global political and economic uncertainty or negative actions; (26) changes in interest rates; (27) changes and trends in capital markets; (28) fluctuation of Fifth Third’s stock price; (29) volatility in mortgage banking revenue; (30) litigation, investigations, and enforcement proceedings by governmental authorities; (31) breaches of contractual covenants, representations and warranties; (32) competition and changes in the financial services industry; (33) changing retail distribution strategies, customer preferences and behavior; (34) risks relating to Fifth Third’s ability to realize anticipated benefits of the merger with MB Financial, Inc.; (35) difficulties in identifying, acquiring or integrating suitable strategic partnerships, investments or acquisitions; (36) potential dilution from future acquisitions; (37) loss of income and/or difficulties encountered in the sale and separation of businesses, investments or other assets; (38) results of investments or acquired entities; (39) changes in accounting standards or interpretation or declines in the value of Fifth Third’s goodwill or other intangible assets; (40) inaccuracies or other failures from the use of models; (41) effects of critical accounting policies and judgments or the use of inaccurate estimates; (42) weather-related events or other natural disasters; and (43) the impact of reputational risk created by these or other developments on such matters as business generation and retention, funding and liquidity.

You should refer to our periodic and current reports filed with the Securities and Exchange Commission, or “SEC,” for further information on other factors, which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

# # #

Quarterly Financial Review for December 31, 2019

Table of Contents

Financial Highlights	14-15
Consolidated Statements of Income	16-17
Consolidated Balance Sheets	18-19
Consolidated Statements of Changes in Equity	20
Average Balance Sheet and Yield/Rate Analysis	21-22
Summary of Loans and Leases	23
Regulatory Capital	24
Summary of Credit Loss Experience	25
Asset Quality	26
Regulation G Non-GAAP Reconciliation	28-29
Segment Presentation	30

Fifth Third Bancorp and Subsidiaries
Financial Highlights				% / bps				% / bps
$ in millions, except per share data	For the Three Months Ended			Change		Year to Date		Change
(unaudited)	December	September	December			December	December
	2019	2019	2018	Seq	Yr/Yr	2019	2018	Yr/Yr
Income Statement Data
Net interest income	$1,228	$1,242	$1,081	(1%)	14%	$4,797	$4,140	16%
Net interest income (FTE)(a)	1,232	1,246	1,085	(1%)	14%	4,814	4,156	16%
Noninterest income	1,035	740	575	40%	80%	3,536	2,790	27%
Total revenue (FTE)(a)	2,267	1,986	1,660	14%	37%	8,350	6,946	20%
Provision for credit losses	162	134	97	21%	67%	471	207	128%
Noninterest expense	1,160	1,159	975	-	19%	4,660	3,958	18%
Net income attributable to Bancorp	734	549	455	34%	61%	2,512	2,193	15%
Net income available to common shareholders	701	530	432	32%	62%	2,419	2,118	14%
Earnings Per Share Data
Net income allocated to common shareholders	$696	$526	$427	32%	63%	$2,398	$2,094	15%
Average common shares outstanding (in thousands):
Basic	715,137	726,716	653,062	(2%)	10%	710,434	673,346	6%
Diluted	724,968	736,086	662,966	(2%)	9%	720,065	685,488	5%
Earnings per share, basic	$0.97	$0.72	$0.65	35%	49%	$3.38	$3.11	9%
Earnings per share, diluted	0.96	0.71	0.64	35%	50%	3.33	3.06	9%
Common Share Data
Cash dividends per common share	$0.24	$0.24	$0.22	-	9%	$0.94	$0.74	27%
Book value per share	27.41	27.32	23.07	-	19%	27.41	23.07	19%
Market price per share	30.74	27.38	23.53	12%	31%	30.74	23.53	31%
Common shares outstanding (in thousands)	708,916	718,583	646,631	(1%)	10%	708,916	646,631	10%
Market capitalization	$21,792	$19,675	$15,215	11%	43%	$21,792	$15,215	43%
Financial Ratios
Return on average assets	1.72%	1.28%	1.25%	44	47	1.53%	1.54%	(1)
Return on average common equity	14.2%	10.7%	11.8%	350	240	13.1%	14.5%	(140)
Return on average tangible common equity(a)	18.7%	14.2%	14.3%	450	440	17.1%	17.5%	(40)
Noninterest income as a percent of total revenue(a)	46%	37%	35%	900	1,100	42%	40%	200
Dividend payout	24.7%	33.3%	33.8%	(860)	(910)	27.8%	23.8%	400
Average total Bancorp shareholders’ equity as a percent of average assets	12.58%	12.43%	10.95%	15	163	12.14%	11.23%	91
Tangible common equity(a)	8.44%	8.21%	8.71%	23	(27)	8.44%	8.71%	(27)
Net interest margin (FTE)(a)	3.27%	3.32%	3.29%	(5)	(2)	3.31%	3.22%	9
Efficiency (FTE)(a)	51.2%	58.4%	58.7%	(720)	(750)	55.8%	57.0%	(120)
Effective tax rate	22.0%	20.2%	22.4%	180	(40)	21.6%	20.7%	90
Credit Quality
Net losses charged-off	$113	$99	$83	14%	36%	$369	$330	12%
Net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.35%	5	6	0.35%	0.35%	-
ALLL as a percent of portfolio loans and leases	1.10%	1.04%	1.16%	6	(6)	1.10%	1.16%	(6)
Allowance for credit losses as a percent of portfolio loans and leases(g)	1.23%	1.19%	1.30%	4	(7)	1.23%	1.30%	(7)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.62%	0.47%	0.41%	15	21	0.62%	0.41%	21
Average Balances
Loans and leases, including held for sale	$110,986	$110,666	$95,398	-	16%	$107,794	$93,876	15%
Securities and other short-term investments	38,326	38,188	35,674	-	7%	37,610	35,029	7%
Assets	169,327	169,585	144,185	-	17%	163,936	142,183	15%
Transaction deposits(b)	116,285	114,541	99,721	2%	17%	111,130	97,914	13%
Core deposits(c)	121,792	120,364	104,087	1%	17%	116,600	102,020	14%
Wholesale funding(d)	21,491	22,492	20,660	(4%)	4%	22,451	20,573	9%
Bancorp shareholders’ equity	21,304	21,087	15,794	1%	35%	19,902	15,970	25%
Regulatory Capital Ratios(e)
CET1 capital(f)	9.75%	9.56%	10.24%	19	(49)	9.75%	10.24%	(49)
Tier I risk-based capital(f)	10.99%	10.81%	11.32%	18	(33)	10.99%	11.32%	(33)
Total risk-based capital(f)	13.84%	13.68%	14.48%	16	(64)	13.84%	14.48%	(64)
Tier I leverage	9.54%	9.36%	9.72%	18	(18)	9.54%	9.72%	(18)
Operations
Banking centers	1,149	1,143	1,121	1%	2%	1,149	1,121	2%
ATMs	2,481	2,487	2,419	-	3%	2,481	2,419	3%
Full-time equivalent employees	19,869	19,478	17,437	2%	14%	19,869	17,437	14%
(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(b)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)	Includes transaction deposits plus other time deposits.
(d)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)	Current period regulatory capital ratios are estimates.
(f)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(g)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Financial Highlights
$ in millions, except per share data	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2019	2019	2019	2019	2018
Income Statement Data
Net interest income	$1,228	$1,242	$1,245	$1,082	$1,081
Net interest income (FTE)(a)	1,232	1,246	1,250	1,086	1,085
Noninterest income	1,035	740	660	1,101	575
Total revenue (FTE)(a)	2,267	1,986	1,910	2,187	1,660
Provision for credit losses	162	134	85	90	97
Noninterest expense	1,160	1,159	1,243	1,097	975
Net income attributable to Bancorp	734	549	453	775	455
Net income available to common shareholders	701	530	427	760	432

Earnings Per Share Data
Net income allocated to common shareholders	$696	$526	$423	$752	$427
Average common shares outstanding (in thousands):
Basic	715,137	726,716	738,051	661,057	653,062
Diluted	724,968	736,086	747,750	670,685	662,966
Earnings per share, basic	$0.97	$0.72	$0.57	$1.14	$0.65
Earnings per share, diluted	0.96	0.71	0.57	1.12	0.64

Common Share Data
Cash dividends per common share	$0.24	$0.24	$0.24	$0.22	$0.22
Book value per share	27.41	27.32	26.17	24.77	23.07
Market value per share	30.74	27.38	27.90	25.22	23.53
Common shares outstanding (in thousands)	708,916	718,583	731,474	739,406	646,631
Market capitalization	$21,792	$19,675	$20,408	$18,648	$15,215

Financial Ratios
Return on average assets	1.72%	1.28%	1.08%	2.11%	1.25%
Return on average common equity	14.2%	10.7%	9.1%	19.6%	11.8%
Return on average tangible common equity(a)	18.7%	14.2%	12.3%	23.9%	14.3%
Noninterest income as a percent of total revenue(a)	46%	37%	35%	50%	35%
Dividend payout	24.7%	33.3%	42.1%	19.3%	33.8%
Average total Bancorp shareholders’ equity as a percent of average assets	12.58%	12.43%	12.02%	11.43%	10.95%
Tangible common equity(a)	8.44%	8.21%	8.27%	8.21%	8.71%
Net interest margin (FTE)(a)	3.27%	3.32%	3.37%	3.28%	3.29%
Efficiency (FTE)(a)	51.2%	58.4%	65.1%	50.2%	58.7%
Effective tax rate	22.0%	20.2%	21.5%	22.2%	22.4%

Credit Quality
Net losses charged-off	$113	$99	$78	$77	$83
Net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.29%	0.32%	0.35%
ALLL as a percent of portfolio loans and leases	1.10%	1.04%	1.02%	1.02%	1.16%
Allowance for credit losses as a percent of portfolio loans and leases(g)	1.23%	1.19%	1.15%	1.14%	1.30%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO	0.62%	0.47%	0.51%	0.45%	0.41%

Average Balances
Loans and leases, including held for sale	$110,986	$110,666	$110,993	$98,362	$95,398
Securities and other short-term investments	38,326	38,188	37,797	36,101	35,674
Assets	169,327	169,585	167,578	148,968	144,185
Transaction deposits(b)	116,285	114,541	112,847	100,647	99,721
Core deposits(c)	121,792	120,364	118,525	105,507	104,087
Wholesale funding(d)	21,491	22,492	23,633	22,187	20,660
Bancorp shareholders’ equity	21,304	21,087	20,135	17,025	15,794

Regulatory Capital Ratios(e)
CET1 capital(f)	9.75%	9.56%	9.57%	9.60%	10.24%
Tier I risk-based capital(f)	10.99%	10.81%	10.62%	10.67%	11.32%
Total risk-based capital(f)	13.84%	13.68%	13.53%	13.57%	14.48%
Tier I leverage	9.54%	9.36%	9.24%	10.32%	9.72%

Operations
Banking centers	1,149	1,143	1,207	1,207	1,121
ATMs	2,481	2,487	2,551	2,559	2,419
Full-time equivalent employees	19,869	19,478	19,758	20,115	17,437
(a)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.
(b)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(c)	Includes transaction deposits plus other time deposits.
(d)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(e)	Current period regulatory capital ratios are estimates.
(f)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

(g)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	December	September	December			December	December
	2019	2019	2018	Seq	Yr/Yr	2019	2018	Yr/Yr
Interest Income
Interest and fees on loans and leases	$1,252	$1,320	$1,104	(5%)	13%	$5,051	$4,078	24%
Interest on securities	299	291	282	3%	6%	1,162	1,080	8%
Interest on other short-term investments	8	14	7	(43%)	14%	41	25	64%
Total interest income	1,559	1,625	1,393	(4%)	12%	6,254	5,183	21%

Interest Expense
Interest on deposits	201	243	179	(17%)	12%	892	538	66%
Interest on federal funds purchased	5	4	13	25%	(62%)	29	30	(3%)
Interest on other short-term borrowings	5	8	4	(38%)	25%	28	29	(3%)
Interest on long-term debt	120	128	116	(6%)	3%	508	446	14%
Total interest expense	331	383	312	(14%)	6%	1,457	1,043	40%

Net Interest Income	1,228	1,242	1,081	(1%)	14%	4,797	4,140	16%

Provision for credit losses	162	134	97	21%	67%	471	207	128%
Net Interest Income After Provision for Credit Losses	1,066	1,108	984	(4%)	8%	4,326	3,933	10%

Noninterest Income
Service charges on deposits	149	143	135	4%	10%	565	549	3%
Corporate banking revenue	153	168	130	(9%)	18%	570	438	30%
Mortgage banking net revenue	73	95	54	(23%)	35%	287	212	35%
Wealth and asset management revenue	129	124	109	4%	18%	487	444	10%
Card and processing revenue	95	94	84	1%	13%	360	329	9%
Other noninterest income	427	111	93	285%	359%	1,224	887	38%
Securities gains (losses), net	10	5	(32)	100%	NM	40	(54)	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	(1)	-	2	NM	NM	3	(15)	NM
Total noninterest income	1,035	740	575	40%	80%	3,536	2,790	27%

Noninterest Expense
Compensation and benefits	576	584	506	(1%)	14%	2,418	2,115	14%
Net occupancy expense	84	84	73	-	15%	332	292	14%
Technology and communications	103	100	79	3%	30%	422	285	48%
Equipment expense	33	33	31	-	6%	129	123	5%
Card and processing expense	33	33	33	-	-	130	123	6%
Other noninterest expense	331	325	253	2%	31%	1,229	1,020	20%
Total noninterest expense	1,160	1,159	975	-	19%	4,660	3,958	18%
Income Before Income Taxes	941	689	584	37%	61%	3,202	2,765	16%
Applicable income tax expense	207	140	129	48%	60%	690	572	21%
Net Income	734	549	455	34%	61%	2,512	2,193	15%
Less: Net income attributable to noncontrolling interests	-	-	-	-	-	-	-	-
Net Income Attributable to Bancorp	734	549	455	34%	61%	2,512	2,193	15%
Dividends on preferred stock	33	19	23	74%	43%	93	75	24%
Net Income Available to Common Shareholders	$701	$530	$432	32%	62%	$2,419	$2,118	14%

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Income
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2019	2019	2019	2018	2018
Interest Income
Interest and fees on loans and leases	$1,252	$1,320	$1,336	$1,143	$1,104
Interest on securities	299	291	290	281	282
Interest on other short-term investments	8	14	10	9	7
Total interest income	1,559	1,625	1,636	1,433	1,393

Interest Expense
Interest on deposits	201	243	243	205	179
Interest on federal funds purchased	5	4	8	12	13
Interest on other short-term borrowings	5	8	9	6	4
Interest on long-term debt	120	128	131	128	116
Total interest expense	331	383	391	351	312

Net Interest Income	1,228	1,242	1,245	1,082	1,081

Provision for credit losses	162	134	85	90	97
Net Interest Income After Provision for Credit Losses	1,066	1,108	1,160	992	984

Noninterest Income
Service charges on deposits	149	143	143	131	135
Corporate banking revenue	153	168	137	112	130
Mortgage banking net revenue	73	95	63	56	54
Wealth and asset management revenue	129	124	122	112	109
Card and processing revenue	95	94	92	79	84
Other noninterest income	427	111	93	592	93
Securities gains (losses), net	10	5	8	16	(32)
Securities (losses) gains, net - non-qualifying hedges on mortgage servicing rights	(1)	-	2	3	2
Total noninterest income	1,035	740	660	1,101	575

Noninterest Expense
Compensation and benefits	576	584	641	610	506
Net occupancy expense	84	84	88	75	73
Technology and communications	103	100	136	83	79
Equipment expense	33	33	33	30	31
Card and processing expense	33	33	34	31	33
Other noninterest expense	331	325	311	268	253
Total noninterest expense	1,160	1,159	1,243	1,097	975
Income Before Income Taxes	941	689	577	996	584
Applicable income tax expense	207	140	124	221	129
Net Income	734	549	453	775	455
Less: Net income attributable to noncontrolling interests	-	-	-	-	-
Net Income Attributable to Bancorp	734	549	453	775	455
Dividends on preferred stock	33	19	26	15	23
Net Income Available to Common Shareholders	$701	$530	$427	$760	$432

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of			% Change
(unaudited)	December	September	December
	2019	2019	2018	Seq	Yr/Yr
Assets
Cash and due from banks	$3,278	$3,261	$2,681	1%	22%
Other short-term investments	1,950	3,235	1,825	(40%)	7%
Available-for-sale debt and other securities(a)	36,028	37,178	32,830	(3%)	10%
Held-to-maturity securities(b)	17	18	18	(6%)	(6%)
Trading debt securities	297	297	287	-	3%
Equity securities	564	459	452	23%	25%
Loans and leases held for sale	1,400	1,223	607	14%	131%
Portfolio loans and leases:
Commercial and industrial loans	50,542	50,768	44,340	-	14%
Commercial mortgage loans	10,963	10,822	6,974	1%	57%
Commercial construction loans	5,090	5,281	4,657	(4%)	9%
Commercial leases	3,363	3,495	3,600	(4%)	(7%)
Total commercial loans and leases	69,958	70,366	59,571	(1%)	17%
Residential mortgage loans	16,724	16,675	15,504	-	8%
Home equity	6,083	6,218	6,402	(2%)	(5%)
Indirect secured consumer loans	11,538	11,026	8,976	5%	29%
Credit card	2,532	2,467	2,470	3%	3%
Other consumer loans	2,723	2,657	2,342	2%	16%
Total consumer loans	39,600	39,043	35,694	1%	11%
Portfolio loans and leases	109,558	109,409	95,265	-	15%
Allowance for loan and lease losses	(1,202)	(1,143)	(1,103)	5%	9%
Portfolio loans and leases, net	108,356	108,266	94,162	-	15%
Bank premises and equipment	1,995	2,053	1,861	(3%)	7%
Operating lease equipment	848	869	518	(2%)	64%
Goodwill	4,252	4,290	2,478	(1%)	72%
Intangible assets	201	201	40	-	403%
Servicing rights	993	910	938	9%	6%
Other assets	9,190	8,819	7,372	4%	25%
Total Assets	$169,369	$171,079	$146,069	(1%)	16%

Liabilities
Deposits:
Demand	$35,968	$35,893	$32,116	-	12%
Interest checking	40,409	36,965	34,058	9%	19%
Savings	14,248	14,354	12,907	(1%)	10%
Money market	27,277	27,370	22,597	-	21%
Foreign office	221	226	240	(2%)	(8%)
Other time	5,237	5,662	4,490	(8%)	17%
Certificates $100,000 and over	3,702	4,377	2,427	(15%)	53%
Other deposits	-	500	-	(100%)	-
Total deposits	127,062	125,347	108,835	1%	17%
Federal funds purchased	260	876	1,925	(70%)	(86%)
Other short-term borrowings	1,011	4,046	573	(75%)	76%
Accrued taxes, interest and expenses	2,441	2,507	1,562	(3%)	56%
Other liabilities	2,422	2,425	2,498	-	(3%)
Long-term debt	14,970	14,474	14,426	3%	4%
Total Liabilities	148,166	149,675	129,819	(1%)	14%
Equity
Common stock(c)	2,051	2,051	2,051	-	-
Preferred stock	1,770	1,770	1,331	-	33%
Capital surplus	3,599	3,589	2,873	-	25%
Retained earnings	18,315	17,786	16,578	3%	10%
Accumulated other comprehensive income (loss)	1,192	1,635	(112)	(27%)	NM
Treasury stock	(5,724)	(5,427)	(6,471)	5%	(12%)
Total Bancorp shareholders’ equity	21,203	21,404	16,250	(1%)	30%
Noncontrolling interests	-	-	-	-	-
Total Equity	21,203	21,404	16,250	(1%)	30%
Total Liabilities and Equity	$169,369	$171,079	$146,069	(1%)	16%
(a) Amortized cost	$34,966	$35,662	$33,128	(2%)	6%
(b) Market values	17	18	18	(6%)	(6%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	-	-
Outstanding, excluding treasury	708,916	718,583	646,631	(1%)	10%
Treasury	214,977	205,309	277,262	5%	(22%)

Fifth Third Bancorp and Subsidiaries
Consolidated Balance Sheets
$ in millions, except per share data	As of
(unaudited)	December	September	June	March	December
	2019	2019	2019	2019	2018
Assets
Cash and due from banks	$3,278	$3,261	$2,764	$2,749	$2,681
Other short-term investments	1,950	3,235	3,357	3,556	1,825
Available-for-sale debt and other securities(a)	36,028	37,178	35,753	35,048	32,830
Held-to-maturity securities(b)	17	18	21	21	18
Trading debt securities	297	297	322	325	287
Equity securities	564	459	485	426	452
Loans and leases held for sale	1,400	1,223	1,205	692	607
Portfolio loans and leases:
Commercial and industrial loans	50,542	50,768	51,104	51,862	44,340
Commercial mortgage loans	10,963	10,822	10,717	10,686	6,974
Commercial construction loans	5,090	5,281	5,264	5,231	4,657
Commercial leases	3,363	3,495	3,677	3,909	3,600
Total commercial loans and leases	69,958	70,366	70,762	71,688	59,571
Residential mortgage loans	16,724	16,675	16,777	16,811	15,504
Home equity	6,083	6,218	6,325	6,435	6,402
Indirect secured consumer loans	11,538	11,026	10,403	10,031	8,976
Credit card	2,532	2,467	2,436	2,388	2,470
Other consumer loans	2,723	2,657	2,580	2,489	2,342
Total consumer loans	39,600	39,043	38,521	38,154	35,694
Portfolio loans and leases	109,558	109,409	109,283	109,842	95,265
Allowance for loan and lease losses	(1,202)	(1,143)	(1,115)	(1,115)	(1,103)
Portfolio loans and leases, net	108,356	108,266	108,168	108,727	94,162
Bank premises and equipment	1,995	2,053	2,074	2,092	1,861
Operating lease equipment	848	869	894	908	518
Goodwill	4,252	4,290	4,284	4,321	2,478
Intangible assets	201	201	215	218	40
Servicing rights	993	910	1,039	1,141	938
Other assets	9,190	8,819	8,221	7,629	7,372
Total Assets	$169,369	$171,079	$168,802	$167,853	$146,069

Liabilities
Deposits:
Demand	$35,968	$35,893	$35,589	$35,963	$32,116
Interest checking	40,409	36,965	37,491	35,746	34,058
Savings	14,248	14,354	14,484	14,451	12,907
Money market	27,277	27,370	26,465	25,942	22,597
Foreign office	221	226	175	154	240
Other time	5,237	5,662	5,759	5,539	4,490
Certificates $100,000 and over	3,702	4,377	5,429	5,569	2,427
Other deposits	-	500	-	300	-
Total deposits	127,062	125,347	125,392	123,664	108,835
Federal funds purchased	260	876	179	2,630	1,925
Other short-term borrowings	1,011	4,046	957	1,329	573
Accrued taxes, interest and expenses	2,441	2,507	2,397	2,242	1,562
Other liabilities	2,422	2,425	3,422	2,661	2,498
Long-term debt	14,970	14,474	15,784	15,483	14,426
Total Liabilities	148,166	149,675	148,131	148,009	129,819
Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,770	1,770	1,331	1,331	1,331
Capital surplus	3,599	3,589	3,572	3,444	2,873
Retained earnings	18,315	17,786	17,431	17,184	16,578
Accumulated other comprehensive income (loss)	1,192	1,635	1,178	409	(112)
Treasury stock	(5,724)	(5,427)	(5,089)	(4,772)	(6,471)
Total Bancorp shareholders’ equity	21,203	21,404	20,474	19,647	16,250
Noncontrolling interests	-	-	197	197	-
Total Equity	21,203	21,404	20,671	19,844	16,250
Total Liabilities and Equity	$169,369	$171,079	$168,802	$167,853	$146,069
(a) Amortized cost	$34,966	$35,662	$34,731	$34,784	$33,128
(b) Market values	17	18	21	21	18
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	708,916	718,583	731,474	739,406	646,631
Treasury	214,977	205,309	192,419	184,486	277,262

Fifth Third Bancorp and Subsidiaries
Consolidated Statements of Changes in Equity
$ in millions	For the Three Months Ended		Year to Date
(unaudited)	December	December	December	December
	2019	2018	2019	2018
Total Equity, Beginning	$21,404	$15,701	$16,250	$16,220
Net income attributable to Bancorp	734	455	2,512	2,193
Other comprehensive income, net of tax:
Change in unrealized gains (losses):
Available-for-sale securities	(346)	465	1,039	(362)
Qualifying cash flow hedges	(96)	193	262	171
Change in accumulated other comprehensive income related to employee benefit plans	(1)	5	3	8
Comprehensive income	291	1,118	3,816	2,010
Cash dividends declared:
Common stock	(173)	(144)	(691)	(499)
Preferred stock	(33)	(23)	(93)	(75)
Issuance of preferred stock	-	-	439	-
Impact of stock transactions under stock compensation plans, net	13	20	72	65
Shares acquired for treasury	(300)	(400)	(1,763)	(1,453)
Impact of MB Financial, Inc. acquisition	-	-	3,159	-
Noncontrolling interest	-	(20)	-	(20)
Other	1	(2)	4	(2)
Impact of cumulative effect of change in account principles	-	-	10	4
Total Equity, Ending	$21,203	$16,250	$21,203	$16,250

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis
$ in millions	For the Three Months Ended			% Change		Year to Date		% Change
(unaudited)	December	September	December			December	December
	2019	2019	2018	Seq	Yr/Yr	2019	2018	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$50,980	$51,364	$43,911	(1%)	16%	$50,168	$42,668	18%
Commercial mortgage loans	10,832	10,695	6,868	1%	58%	9,905	6,661	49%
Commercial construction loans	5,334	5,267	4,885	1%	9%	5,174	4,793	8%
Commercial leases	3,384	3,563	3,633	(5%)	(7%)	3,578	3,795	(6%)
Total commercial loans and leases	70,530	70,889	59,297	(1%)	19%	68,825	57,917	19%
Residential mortgage loans	17,853	17,733	16,074	1%	11%	17,337	16,150	7%
Home equity	6,147	6,267	6,438	(2%)	(5%)	6,286	6,631	(5%)
Indirect secured consumer loans	11,281	10,707	8,970	5%	26%	10,345	8,993	15%
Credit card	2,496	2,448	2,373	2%	5%	2,437	2,280	7%
Other consumer loans	2,679	2,622	2,246	2%	19%	2,564	1,905	35%
Total consumer loans	40,456	39,777	36,101	2%	12%	38,969	35,959	8%
Taxable securities	36,255	35,653	34,126	2%	6%	35,429	33,487	6%
Tax exempt securities	57	38	40	50%	43%	41	66	(38%)
Other short-term investments	2,014	2,497	1,508	(19%)	34%	2,140	1,476	45%
Total interest-earning assets	149,312	148,854	131,072	-	14%	145,404	128,905	13%
Cash and due from banks	3,063	2,769	2,253	11%	36%	2,748	2,200	25%
Other assets	18,096	19,077	11,952	(5%)	51%	16,903	12,203	39%
Allowance for loan and lease losses	(1,144)	(1,115)	(1,092)	3%	5%	(1,119)	(1,125)	(1%)
Total Assets	$169,327	$169,585	$144,185	-	17%	$163,936	$142,183	15%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$38,628	$37,729	$32,428	2%	19%	$36,658	$29,818	23%
Savings deposits	14,274	14,405	12,933	(1%)	10%	14,041	13,330	5%
Money market deposits	27,429	26,962	22,517	2%	22%	25,879	21,769	19%
Foreign office deposits	244	222	272	10%	(10%)	209	363	(42%)
Other time deposits	5,507	5,823	4,366	(5%)	26%	5,470	4,106	33%
Total interest-bearing core deposits	86,082	85,141	72,516	1%	19%	82,257	69,386	19%
Certificates $100,000 and over	4,072	4,795	2,662	(15%)	53%	4,504	2,426	86%
Other deposits	252	47	746	436%	(66%)	265	476	(44%)
Federal funds purchased	1,174	739	2,254	59%	(48%)	1,267	1,509	(16%)
Other short-term borrowings	1,133	1,278	578	(11%)	96%	1,046	1,611	(35%)
Long-term debt	14,860	15,633	14,420	(5%)	3%	15,369	14,551	6%
Total interest-bearing liabilities	107,573	107,633	93,176	-	15%	104,708	89,959	16%
Demand deposits	35,710	35,223	31,571	1%	13%	34,343	32,634	5%
Other liabilities	4,740	5,522	3,631	(14%)	31%	4,897	3,603	36%
Total Liabilities	148,023	148,378	128,378	-	15%	143,948	126,196	14%
Total Equity	21,304	21,207	15,807	-	35%	19,988	15,987	25%
Total Liabilities and Equity	$169,327	$169,585	$144,185	-	17%	$163,936	$142,183	15%

	For the Three Months Ended			bps Change		Year to Date		bps Change
	December	September	December			December	December
Yield/Rate Analysis	2019	2019	2018	Seq	Yr/Yr	2019	2018	Yr/Yr
Interest-earning assets:
Commercial and industrial loans(a)	4.32%	4.66%	4.56%	(34)	(24)	4.61%	4.28%	33
Commercial mortgage loans(a)	4.48%	4.86%	4.67%	(38)	(19)	4.81%	4.47%	34
Commercial construction loans(a)	4.88%	5.39%	5.33%	(51)	(45)	5.37%	5.01%	36
Commercial leases(a)	3.30%	3.34%	2.89%	(4)	41	3.31%	2.84%	47
Total commercial loans and leases	4.34%	4.68%	4.54%	(34)	(20)	4.63%	4.27%	36
Residential mortgage loans	3.57%	3.67%	3.63%	(10)	(6)	3.66%	3.59%	7
Home equity	4.80%	5.20%	5.21%	(40)	(41)	5.16%	4.92%	24
Indirect secured consumer loans	4.16%	4.22%	3.64%	(6)	52	4.08%	3.38%	70
Credit card	12.37%	12.57%	12.50%	(20)	(13)	12.49%	12.25%	24
Other consumer loans	7.75%	7.69%	7.28%	6	47	7.63%	6.94%	69
Total consumer loans	4.74%	4.87%	4.72%	(13)	2	4.83%	4.51%	32
Total loans and leases	4.49%	4.75%	4.61%	(26)	(12)	4.70%	4.36%	34
Taxable securities	3.27%	3.24%	3.27%	3	-	3.28%	3.22%	6
Tax exempt securities(a)	4.44%	3.18%	3.86%	126	58	3.97%	3.37%	60
Other short-term investments	1.65%	2.18%	1.96%	(53)	(31)	1.91%	1.68%	23
Total interest-earning assets	4.15%	4.34%	4.23%	(19)	(8)	4.31%	4.03%	28

Interest-bearing liabilities:
Interest checking deposits	0.88%	1.12%	1.07%	(24)	(19)	1.08%	0.85%	23
Savings deposits	0.14%	0.18%	0.13%	(4)	1	0.16%	0.10%	6
Money market deposits	0.89%	1.13%	0.91%	(24)	(2)	1.05%	0.74%	31
Foreign office deposits	0.95%	0.37%	0.54%	58	41	0.63%	0.33%	30
Other time deposits	1.75%	1.79%	1.65%	(4)	10	1.79%	1.44%	35
Total interest-bearing core deposits	0.82%	1.01%	0.88%	(19)	(6)	0.96%	0.70%	26
Certificates $100,000 and over	2.14%	2.20%	1.97%	(6)	17	2.14%	1.69%	45
Other deposits	1.75%	1.97%	2.23%	(22)	(48)	2.27%	1.94%	33
Federal funds purchased	1.74%	2.06%	2.25%	(32)	(51)	2.26%	1.97%	29
Other short-term borrowings	1.89%	2.55%	3.01%	(66)	(112)	2.67%	1.82%	85
Long-term debt	3.22%	3.26%	3.18%	(4)	4	3.30%	3.06%	24
Total interest-bearing liabilities	1.22%	1.41%	1.33%	(19)	(11)	1.39%	1.16%	23
(a) Presented on an FTE basis.

Fifth Third Bancorp and Subsidiaries
Average Balance Sheet and Yield/Rate Analysis
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2019	2019	2019	2019	2018
Assets
Interest-earning assets:
Commercial and industrial loans	$50,980	$51,364	$52,187	$46,070	$43,911
Commercial mortgage loans	10,832	10,695	10,635	7,417	6,868
Commercial construction loans	5,334	5,267	5,248	4,838	4,885
Commercial leases	3,384	3,563	3,811	3,555	3,633
Total commercial loans and leases	70,530	70,889	71,881	61,880	59,297
Residential mortgage loans	17,853	17,733	17,589	16,150	16,074
Home equity	6,147	6,267	6,376	6,356	6,438
Indirect secured consumer loans	11,281	10,707	10,190	9,176	8,970
Credit card	2,496	2,448	2,408	2,396	2,373
Other consumer loans	2,679	2,622	2,549	2,404	2,246
Total consumer loans	40,456	39,777	39,112	36,482	36,101
Taxable securities	36,255	35,653	35,467	34,320	34,126
Tax exempt securities	57	38	40	28	40
Other short-term investments	2,014	2,497	2,290	1,753	1,508
Total interest-earning assets	149,312	148,854	148,790	134,463	131,072
Cash and due from banks	3,063	2,769	2,931	2,217	2,253
Other assets	18,096	19,077	16,972	13,391	11,952
Allowance for loan and lease losses	(1,144)	(1,115)	(1,115)	(1,103)	(1,092)
Total Assets	$169,327	$169,585	$167,578	$148,968	$144,185
Liabilities
Interest-bearing liabilities:
Interest checking deposits	$38,628	$37,729	$36,514	$33,697	$32,428
Savings deposits	14,274	14,405	14,418	13,052	12,933
Money market deposits	27,429	26,962	25,934	23,133	22,517
Foreign office deposits	244	222	163	208	272
Other time deposits	5,507	5,823	5,678	4,860	4,366
Total interest-bearing core deposits	86,082	85,141	82,707	74,950	72,516
Certificates $100,000 and over	4,072	4,795	5,780	3,358	2,662
Other deposits	252	47	40	726	746
Federal funds purchased	1,174	739	1,151	2,019	2,254
Other short-term borrowings	1,133	1,278	1,119	646	578
Long-term debt	14,860	15,633	15,543	15,438	14,420
Total interest-bearing liabilities	107,573	107,633	106,340	97,137	93,176
Demand deposits	35,710	35,223	35,818	30,557	31,571
Other liabilities	4,740	5,522	5,088	4,227	3,631
Total Liabilities	148,023	148,378	147,246	131,921	128,378
Total Equity	21,304	21,207	20,332	17,047	15,807
Total Liabilities and Equity	$169,327	$169,585	$167,578	$148,968	$144,185
Yield/Rate Analysis
Interest-earning assets:
Commercial and industrial loans(a)	4.32%	4.66%	4.79%	4.67%	4.56%
Commercial mortgage loans(a)	4.48%	4.86%	5.11%	4.80%	4.67%
Commercial construction loans(a)	4.88%	5.39%	5.71%	5.55%	5.33%
Commercial leases(a)	3.30%	3.34%	3.51%	3.08%	2.89%
Total commercial loans and leases	4.34%	4.68%	4.84%	4.66%	4.54%
Residential mortgage loans	3.57%	3.67%	3.70%	3.71%	3.63%
Home equity	4.80%	5.20%	5.30%	5.34%	5.21%
Indirect secured consumer loans	4.16%	4.22%	4.11%	3.79%	3.64%
Credit card	12.37%	12.57%	12.38%	12.63%	12.50%
Other consumer loans	7.75%	7.69%	7.58%	7.49%	7.28%
Total consumer loans	4.74%	4.87%	4.85%	4.85%	4.72%
Total loans and leases	4.49%	4.75%	4.84%	4.73%	4.61%
Taxable securities	3.27%	3.24%	3.28%	3.32%	3.27%
Tax exempt securities(a)	4.44%	3.18%	3.50%	4.80%	3.86%
Other short-term investments	1.65%	2.18%	1.80%	1.97%	1.96%
Total interest-earning assets	4.15%	4.34%	4.42%	4.33%	4.23%
Interest-bearing liabilities:
Interest checking deposits	0.88%	1.12%	1.17%	1.18%	1.07%
Savings deposits	0.14%	0.18%	0.17%	0.15%	0.13%
Money market deposits	0.89%	1.13%	1.14%	1.03%	0.91%
Foreign office deposits	0.95%	0.37%	0.53%	0.60%	0.54%
Other time deposits	1.75%	1.79%	1.84%	1.80%	1.65%
Total interest-bearing core deposits	0.82%	1.01%	1.03%	0.99%	0.88%
Certificates $100,000 and over	2.14%	2.20%	2.10%	2.13%	1.97%
Other deposits	1.75%	1.97%	2.92%	2.43%	2.23%
Federal funds purchased	1.74%	2.06%	2.61%	2.43%	2.25%
Other short-term borrowings	1.89%	2.55%	3.08%	3.62%	3.01%
Long-term debt	3.22%	3.26%	3.39%	3.35%	3.18%
Total interest-bearing liabilities	1.22%	1.41%	1.47%	1.46%	1.33%

Ratios:
Net interest margin (FTE)(b)	3.27%	3.32%	3.37%	3.28%	3.29%
Net interest rate spread (FTE)(b)	2.93%	2.93%	2.95%	2.87%	2.90%
Interest-bearing liabilities to interest-earning assets	72.05%	72.31%	71.47%	72.24%	71.09%
(a) Presented on an FTE basis.
(b) Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 27.

Fifth Third Bancorp and Subsidiaries
Summary of Loans and Leases
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2019	2019	2019	2019	2018
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$50,938	$51,241	$52,078	$46,011	$43,829
Commercial mortgage loans	10,831	10,692	10,632	7,414	6,864
Commercial construction loans	5,334	5,267	5,248	4,838	4,885
Commercial leases	3,384	3,562	3,809	3,555	3,632
Total commercial loans and leases	70,487	70,762	71,767	61,818	59,210
Consumer loans:
Residential mortgage loans	16,697	16,736	16,804	15,624	15,520
Home equity	6,147	6,267	6,376	6,355	6,438
Indirect secured consumer loans	11,281	10,707	10,190	9,176	8,970
Credit card	2,496	2,448	2,408	2,396	2,373
Other consumer loans	2,679	2,621	2,550	2,404	2,246
Total consumer loans	39,300	38,779	38,328	35,955	35,547
Total average portfolio loans and leases	$109,787	$109,541	$110,095	$97,773	$94,757

Average Loans and Leases Held for Sale
Average commercial loans and leases held for sale	$43	$127	$113	$62	$88
Average consumer loans held for sale	1,156	998	785	527	553
Average loans and leases held for sale	$1,199	$1,125	$898	$589	$641

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$50,542	$50,768	$51,104	$51,862	$44,340
Commercial mortgage loans	10,963	10,822	10,717	10,686	6,974
Commercial construction loans	5,090	5,281	5,264	5,231	4,657
Commercial leases	3,363	3,495	3,677	3,909	3,600
Total commercial loans and leases	69,958	70,366	70,762	71,688	59,571
Consumer loans:
Residential mortgage loans	16,724	16,675	16,777	16,811	15,504
Home equity	6,083	6,218	6,325	6,435	6,402
Indirect secured consumer loans	11,538	11,026	10,403	10,031	8,976
Credit card	2,532	2,467	2,436	2,388	2,470
Other consumer loans	2,723	2,657	2,580	2,489	2,342
Total consumer loans	39,600	39,043	38,521	38,154	35,694
Total portfolio loans and leases	$109,558	$109,409	$109,283	$109,842	$95,265

End of Period Loans and Leases Held for Sale
Commercial loans and leases held for sale	$136	$86	$174	$66	$70
Consumer loans held for sale	1,264	1,137	1,031	626	537
Loans and leases held for sale	$1,400	$1,223	$1,205	$692	$607

Operating lease equipment	$848	$869	$894	$908	$518

Loans and Leases Serviced for Others(a)
Commercial and industrial loans	$922	$916	$977	$1,024	$514
Commercial mortgage loans	454	446	438	467	292
Commercial construction loans	397	392	323	261	130
Commercial leases	322	345	358	216	224
Residential mortgage loans	80,734	82,702	84,597	83,900	63,154
Other consumer loans	50	50	50	50	50
Total loans and leases serviced for others	82,879	84,851	86,743	85,918	64,364
Total loans and leases serviced	$194,685	$196,352	$198,125	$197,360	$160,754
(a) Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries
Regulatory Capital
$ in millions	As of
(unaudited)	December	September	June	March	December
	2019(a)	2019	2019	2019	2018
Regulatory Capital
CET1 capital	$13,847	$13,568	$13,532	$13,430	$12,534
Additional tier I capital	1,769	1,769	1,493	1,493	1,330
Tier I capital	15,616	15,337	15,025	14,923	13,864
Tier II capital	4,044	4,076	4,112	4,048	3,859
Total regulatory capital	$19,660	19,413	$19,137	$18,971	$17,723
Risk-weighted assets(b)	$142,046	$141,880	$141,421	$139,844	$122,432

Ratios
Average total Bancorp shareholders’ equity as a percent of average assets	12.58%	12.43%	12.02%	11.43%	10.95%

Regulatory Capital Ratios
Fifth Third Bancorp
CET1 capital(b)	9.75%	9.56%	9.57%	9.60%	10.24%
Tier I risk-based capital(b)	10.99%	10.81%	10.62%	10.67%	11.32%
Total risk-based capital(b)	13.84%	13.68%	13.53%	13.57%	14.48%
Tier I leverage	9.54%	9.36%	9.24%	10.32%	9.72%

Fifth Third Bank
Tier I risk-based capital(b)	11.86%	11.79%	11.67%	12.22%	11.93%
Total risk-based capital(b)	13.46%	13.37%	13.23%	13.86%	13.57%
Tier I leverage	10.36%	10.26%	10.59%	10.49%	10.27%
(a)	Current period regulatory capital data and ratios are estimated.
(b)

Under the U.S. banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries
Summary of Credit Loss Experience
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2019	2019	2019	2019	2018
Average portfolio loans and leases:
Commercial and industrial loans	$50,938	$51,241	$52,078	$46,011	$43,829
Commercial mortgage loans	10,831	10,692	10,632	7,414	6,864
Commercial construction loans	5,334	5,267	5,248	4,838	4,885
Commercial leases	3,384	3,562	3,809	3,555	3,632
Total commercial loans and leases	70,487	70,762	71,767	61,818	59,210
Residential mortgage loans	16,697	16,736	16,804	15,624	15,520
Home equity	6,147	6,267	6,376	6,355	6,438
Indirect secured consumer loans	11,281	10,707	10,190	9,176	8,970
Credit card	2,496	2,448	2,408	2,396	2,373
Other consumer loans	2,679	2,621	2,550	2,404	2,246
Total consumer loans	39,300	38,779	38,328	35,955	35,547
Total average portfolio loans and leases	$109,787	$109,541	$110,095	$97,773	$94,757

Losses charged-off:
Commercial and industrial loans	($40)	($30)	($30)	($20)	($32)
Commercial mortgage loans	-	-	-	-	(1)
Commercial leases	-	(4)	(3)	-	(1)
Total commercial loans and leases	(40)	(34)	(33)	(20)	(34)
Residential mortgage loans	(4)	(2)	(1)	(2)	(3)
Home equity	(12)	(5)	(6)	(6)	(5)
Indirect secured consumer loans	(24)	(21)	(15)	(20)	(19)
Credit card	(40)	(38)	(40)	(38)	(34)
Other consumer loans	(32)	(30)	(24)	(22)	(21)
Total consumer loans	(112)	(96)	(86)	(88)	(82)
Total losses charged-off	($152)	($130)	($119)	($108)	($116)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$4	$1	$10	$2	$2
Commercial mortgage loans	-	-	-	1	3
Commercial leases	-	-	-	-	-
Total commercial loans and leases	4	1	10	3	5
Residential mortgage loans	1	1	2	1	2
Home equity	3	3	3	3	3
Indirect secured consumer loans	8	8	8	7	6
Credit card	7	5	5	5	5
Other consumer loans	16	13	13	12	12
Total consumer loans	35	30	31	28	28
Total recoveries of losses previously charged-off	$39	$31	$41	$31	$33

Net losses charged-off:
Commercial and industrial loans	($36)	($29)	($20)	($18)	($30)
Commercial mortgage loans	-	-	-	1	2
Commercial leases	-	(4)	(3)	-	(1)
Total commercial loans and leases	(36)	(33)	(23)	(17)	(29)
Residential mortgage loans	(3)	(1)	1	(1)	(1)
Home equity	(9)	(2)	(3)	(3)	(2)
Indirect secured consumer loans	(16)	(13)	(7)	(13)	(13)
Credit card	(33)	(33)	(35)	(33)	(29)
Other consumer loans	(16)	(17)	(11)	(10)	(9)
Total consumer loans	(77)	(66)	(55)	(60)	(54)
Total net losses charged-off	($113)	($99)	($78)	($77)	($83)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.28%	0.22%	0.15%	0.16%	0.27%
Commercial mortgage loans	(0.02% )	(0.01% )	0.00%	(0.05% )	(0.15% )
Commercial leases	0.06%	0.41%	0.32%	0.02%	0.12%
Total commercial loans and leases	0.20%	0.18%	0.13%	0.11%	0.19%
Residential mortgage loans	0.07%	0.03%	(0.02% )	0.02%	0.02%
Home equity	0.59%	0.16%	0.18%	0.20%	0.15%
Indirect secured consumer loans	0.56%	0.50%	0.30%	0.57%	0.54%
Credit card	5.21%	5.41%	5.75%	5.60%	4.84%
Other consumer loans	2.51%	2.47%	1.84%	1.76%	1.83%
Total consumer loans	0.78%	0.68%	0.59%	0.68%	0.61%
Total net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.29%	0.32%	0.35%

Fifth Third Bancorp and Subsidiaries
Asset Quality
$ in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2019	2019	2019	2019	2018
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,143	$1,115	$1,115	$1,103	$1,091
Total net losses charged-off	(113)	(99)	(78)	(77)	(83)
Provision for loan and lease losses	172	127	78	89	95
Allowance for loan and lease losses, ending	$1,202	$1,143	$1,115	$1,115	$1,103

Reserve for unfunded commitments, beginning	$154	$147	$133	$131	$129
Reserve for acquired commitments	-	-	7	1	-
(Benefit from) provision for the reserve for unfunded commitments	(10)	7	7	1	2
Reserve for unfunded commitments, ending	$144	$154	$147	$133	$131

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,202	$1,143	$1,115	$1,115	$1,103
Reserve for unfunded commitments	144	154	147	133	131
Total allowance for credit losses	$1,346	$1,297	$1,262	$1,248	$1,234

	As of
	December	September	June	March	December
	2019	2019	2019	2019	2018
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$118	$70	$135	$112	$54
Commercial mortgage loans	21	17	20	24	9
Commercial construction loans	1	-	-	-	-
Commercial leases	26	27	31	18	18
Residential mortgage loans	13	12	11	15	11
Home equity	54	63	61	62	55
Indirect secured consumer loans	1	1	1	2	-
Other consumer loans	2	2	2	2	1
Total nonaccrual portfolio loans and leases (excludes restructured loans)	236	192	261	235	148
Nonaccrual restructured portfolio commercial loans and leases	231	235	204	159	147
Nonaccrual restructured portfolio consumer loans and leases	151	55	56	56	53
Total nonaccrual portfolio loans and leases	618	482	521	450	348
Repossessed property	10	9	8	11	10
OREO	52	28	31	37	37
Total nonperforming portfolio loans and leases and OREO	680	519	560	498	395
Nonaccrual loans held for sale	-	-	4	-	-
Nonaccrual restructured loans held for sale	7	13	23	14	16
Total nonperforming assets	$687	$532	$587	$512	$411

Restructured portfolio consumer loans and leases (accrual)	$965	$958	$958	$950	$961
Restructured portfolio commercial loans and leases (accrual)	$23	$34	$32	$59	$60

Loans and leases 90 days past due (accrual):
Commercial and industrial loans	$11	$15	$19	$15	$4
Commercial mortgage loans	15	18	11	20	2
Commercial construction loans	-	1	1	-	-
Commercial leases	-	1	-	-	-
Total commercial loans and leases	26	35	31	35	6
Residential mortgage loans	50	48	47	48	38
Home equity	1	-	1	1	-
Indirect secured consumer loans	10	10	11	9	12
Credit card	42	38	37	38	37
Other consumer loans	1	1	1	1	-
Total consumer loans	104	97	97	97	87
Total loans and leases 90 days past due (accrual)(b)	$130	$132	$128	$132	$93

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.29%	0.32%	0.35%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.10%	1.04%	1.02%	1.02%	1.16%
As a percent of nonperforming portfolio loans and leases(a)	194%	237%	214%	248%	317%
As a percent of nonperforming portfolio assets(a)	177%	221%	199%	224%	279%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(a)	0.56%	0.44%	0.48%	0.41%	0.37%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.62%	0.47%	0.51%	0.45%	0.41%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.62%	0.48%	0.53%	0.46%	0.43%
(a) Excludes nonaccrual loans held for sale. (b) Excludes loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “net interest income (FTE),” “interest income (FTE),” “net interest margin (FTE),” “net interest rate spread (FTE),” “income before income taxes (FTE),” “tangible net income available to common shareholders,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity (excluding AOCI),” “tangible common equity (including AOCI),” “tangible equity,” “tangible book value per share,” “adjusted noninterest income,” “adjusted noninterest expense,” “pre-provision net revenue,” “adjusted efficiency ratio,” “adjusted return on average common equity,” “adjusted return on average tangible common equity,” “adjusted return on average tangible common equity, excluding accumulated other comprehensive income,” “adjusted net interest margin,” “adjusted pre-provision net revenue,” “adjusted return on average assets,” “efficiency ratio (FTE),” “total revenue (FTE),” and certain ratios derived from these measures. The Bancorp believes these non-GAAP measures provide useful information to investors because these are among the measures used by the Fifth Third management team to evaluate operating performance and make day-to-day operating decisions.

The FTE basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income and net interest margin as they provide a relevant comparison between taxable and non-taxable amounts.

The Bancorp believes tangible net income available to common shareholders, average tangible common equity, tangible common equity (excluding AOCI), tangible common equity (including AOCI), tangible equity, tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of the business without the impacts of intangible items, whether acquired or created internally, compared to other companies in the industry who present similar measures.

The Bancorp believes noninterest income, noninterest expense, net interest income, net interest margin, pre-provision net revenue, efficiency ratio, return on average common equity, return on average tangible common equity, and return on average assets are important measures that adjust for significant, unusual, or large transactions that may occur in a reporting period which management does not consider indicative of on-going financial performance and enhances comparability of results with prior periods.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding AOCI), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding AOCI on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of changes in AOCI some of which are uncertain and providing the tangible common equity ratio including AOCI enables investors and others to assess the Bancorp’s use of equity if components of AOCI, such as unrealized gains or losses, were to be monetized.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures, beginning on the following page.

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ and shares in millions	For the Three Months Ended
(unaudited)	December	September	June	March	December
	2019	2019	2019	2019	2018
Net interest income	$1,228	$1,242	$1,245	$1,082	$1,081
Add: Taxable equivalent adjustment	4	4	5	4	4
Net interest income (FTE) (a)	1,232	1,246	1,250	1,086	1,085

Net interest income (annualized) (b)	4,872	4,928	4,994	4,388	4,289
Net interest income (FTE) (annualized) (c)	4,888	4,943	5,014	4,404	4,305

Net interest income (FTE)	1,232	1,246	1,250	1,086	1,085
Less: Net interest income impact from purchase accounting accretion	18	28	18	1	-
Adjusted net interest income (FTE) (d)	1,214	1,218	1,232	1,085	1,085
Adjusted net interest income (FTE) (annualized) (e)	4,816	4,832	4,942	4,400	4,305

Interest income	1,559	1,625	1,636	1,433	1,393
Add: Taxable equivalent adjustment	4	4	5	4	4
Interest income (FTE)	1,563	1,629	1,641	1,437	1,397
Interest income (FTE) (annualized) (f)	6,201	6,463	6,582	5,828	5,542

Interest expense (annualized) (g)	1,313	1,520	1,568	1,424	1,238
Average interest-earning assets (h)	149,312	148,854	148,790	134,463	131,072
Average interest-bearing liabilities (i)	107,573	107,633	106,340	97,137	93,176

Net interest margin (b) / (h)	3.26%	3.31%	3.36%	3.26%	3.27%
Net interest margin (FTE) (c) / (h)	3.27%	3.32%	3.37%	3.28%	3.29%
Adjusted net interest margin (e) / (h)	3.22%	3.25%	3.32%	3.28%	3.29%
Net interest rate spread (FTE) (f) / (h) - (g) / (i)	2.93%	2.93%	2.95%	2.87%	2.90%

Income before income taxes	$941	$689	$577	$996	$584
Add: Taxable equivalent adjustment	4	4	5	4	4
Income before income taxes (FTE)	$945	$693	$582	$1,000	$588

Net income available to common shareholders	$701	$530	$427	$760	$432
Add: Intangible amortization, net of tax	11	11	11	2	1
Tangible net income available to common shareholders (j)	712	541	438	762	433
Tangible net income available to common shareholders (annualized) (k)	2,825	2,146	1,757	3,090	1,718

Average Bancorp shareholders’ equity	21,304	21,087	20,135	17,025	15,794
Less: Average preferred stock	(1,770)	(1,445)	(1,331)	(1,331)	(1,331)
Average goodwill	(4,260)	(4,286)	(4,301)	(2,682)	(2,468)
Average intangible assets	(194)	(208)	(215)	(58)	(32)
Average tangible common equity, including accumulated other comprehensive income (“AOCI”) (l)	15,080	15,148	14,288	12,954	11,963
Less: Average AOCI	(1,416)	(1,444)	(619)	-	719
Average tangible common equity, excluding AOCI (m)	13,664	13,704	13,669	12,954	12,682

Total Bancorp shareholders’ equity	21,203	21,404	20,474	19,647	16,250
Less: Preferred stock	(1,770)	(1,770)	(1,331)	(1,331)	(1,331)
Goodwill	(4,252)	(4,290)	(4,284)	(4,321)	(2,478)
Intangible assets	(201)	(201)	(215)	(218)	(40)
Tangible common equity, including AOCI (n)	14,980	15,143	14,644	13,777	12,401
Less: AOCI	(1,192)	(1,635)	(1,178)	(409)	112
Tangible common equity, excluding AOCI (o)	13,788	13,508	13,466	13,368	12,513
Add: Preferred stock	1,770	1,770	1,331	1,331	1,331
Tangible equity (p)	15,558	15,278	14,797	14,699	13,844

Total assets	169,369	171,079	168,802	167,853	146,069
Less: Goodwill	(4,252)	(4,290)	(4,284)	(4,321)	(2,478)
Intangible assets	(201)	(201)	(215)	(218)	(40)
Tangible assets, including AOCI (q)	164,916	166,588	164,303	163,314	143,551
Less: AOCI, before tax	(1,509)	(2,070)	(1,491)	(518)	142
Tangible assets, excluding AOCI (r)	$163,407	$164,518	$162,812	$162,796	$143,693

Common shares outstanding (s)	709	719	731	739	647
Tangible equity (p) / (r)	9.52%	9.29%	9.09%	9.03%	9.63%
Tangible common equity (excluding AOCI) (o) / (r)	8.44%	8.21%	8.27%	8.21%	8.71%
Tangible common equity (including AOCI) (n) / (q)	9.08%	9.09%	8.91%	8.44%	8.64%
Tangible book value per share (n) / (s)	$21.13	$21.06	$20.03	$18.64	$19.17

Fifth Third Bancorp and Subsidiaries
Regulation G Non-GAAP Reconciliation
$ in millions	For the Three Months Ended
(unaudited)	December	September	December
	2019	2019	2018
Net income attributable to Bancorp (t)	$734	$549	$455
Net income attributable to Bancorp (annualized) (u)	2,912	2,178	1,805

Adjustments (pre-tax items)
Valuation of Visa total return swap	44	11	(7)
Fifth Third Foundation contribution	20	-	-
Provision impact from conversion to a national charter	9	-	-
Merger-related expense	9	28	27
GreenSky securities losses (gains)	-	-	21
Gain recognized from Worldpay TRA transaction	(345)	-	-
Adjustments, after-tax (v)(a)	(202)	30	32

Noninterest income (w)	1,035	740	575
Valuation of Visa total return swap	44	11	(7)
GreenSky securities losses (gains)	-	-	21
Gain recognized from Worldpay TRA transaction	(345)	-	-
Adjusted noninterest income (x)	734	751	589

Noninterest expense (y)	1,160	1,159	975
Merger-related expense	(9)	(28)	(27)
Fifth Third Foundation contribution	(20)	-	-
Adjusted noninterest expense (z)	1,131	1,131	948
Intangible amortization expense	14	14	1
Adjusted noninterest expense excluding intangible amortization expense (aa)	1,117	1,117	947

Adjusted net income attributable to Bancorp (t) + (v)	532	579	487
Adjusted net income attributable to Bancorp (annualized) (ab)	2,111	2,297	1,932

Adjusted tangible net income available to common shareholders (j) + (v)	510	571	465
Adjusted tangible net income available to common shareholders (annualized) (ac)	2,023	2,265	1,845

Average assets (ad)	$169,327	$169,585	$144,185
Return on average tangible common equity (k) / (l)	18.7%	14.2%	14.3%
Adjusted return on average tangible common equity, including AOCI (ac) / (l)	13.4%	15.0%	15.4%
Adjusted return on average tangible common equity, excluding AOCI (ac) / (m)	14.8%	16.5%	14.5%
Return on average assets (u) / (ad)	1.72%	1.28%	1.25%
Adjusted return on average assets (ab) / (ad)	1.25%	1.35%	1.34%
Efficiency ratio (y) / [(a) + (w)]	51.2%	58.4%	58.7%
Adjusted efficiency ratio (aa) / [(d) + (x)]	57.3%	56.7%	56.6%
Total revenue (FTE) (a) + (w)	$2,267	$1,986	$1,660
Pre-provision net revenue (PPNR) (a) + (w) - (y)	$1,107	$827	$685
Adjusted pre-provision net revenue (PPNR) (d) + (x) - (aa)	$831	$852	$727

(a)	Assumes a 23% tax rate, except for merger-related expenses impacted by certain non-deductible items.

Fifth Third Bancorp and Subsidiaries
Segment Presentation
$ in millions
(unaudited)
For the three months ended December 31, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$603	$569	$91	$41	($72)	$1,232
Provision for credit losses	(83)	(60)	(15)	-	(4)	(162)
Net interest income after provision for credit losses	520	509	76	41	(76)	1,070
Noninterest income	324	214	74	129	294	1,035
Noninterest expense	(422)	(485)	(123)	(131)	1	(1,160)
Income before income taxes	422	238	27	39	219	945
Applicable income tax expense(a)	(81)	(50)	(6)	(8)	(66)	(211)
Net income	341	188	21	31	153	734

For the three months ended September 30, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$627	$598	$88	$44	($111)	$1,246
Provision for credit losses	(54)	(58)	(14)	-	(8)	(134)
Net interest income after provision for credit losses	573	540	74	44	(119)	1,112
Noninterest income	335	204	96	125	(20)	740
Noninterest expense	(425)	(469)	(114)	(129)	(22)	(1,159)
Income (loss) before income taxes	483	275	56	40	(161)	693
Applicable income tax (expense) benefit(a)	(90)	(58)	(12)	(8)	24	(144)
Net income (loss)	393	217	44	32	(137)	549

For the three months ended June 30, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$634	$620	$83	$48	($135)	$1,250
(Provision for) benefit from credit losses	(25)	(55)	(7)	-	2	(85)
Net interest income after provision for credit losses	609	565	76	48	(133)	1,165
Noninterest income	301	202	67	118	(28)	660
Noninterest expense	(420)	(467)	(118)	(135)	(103)	(1,243)
Income (loss) before income taxes	490	300	25	31	(264)	582
Applicable income tax (expense) benefit(a)	(95)	(63)	(5)	(7)	41	(129)
Net income (loss)	395	237	20	24	(223)	453

For the three months ended March 31, 2019	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$513	$584	$63	$49	($123)	$1,086
Provision for credit losses	(20)	(52)	(13)	-	(5)	(90)
Net interest income after provision for credit losses	493	532	50	49	(128)	996
Noninterest income	227	183	61	114	516	1,101
Noninterest expense	(356)	(440)	(101)	(130)	(70)	(1,097)
Income before income taxes	364	275	10	33	318	1,000
Applicable income tax expense(a)	(70)	(58)	(2)	(7)	(88)	(225)
Net income	294	217	8	26	230	775

For the three months ended December 31, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total

Net interest income (FTE)(a)	$444	$544	$60	$48	($11)	$1,085
Provision for credit losses(d)	(15)	(47)	(12)	(5)	(18)	(97)
Net interest income after provision for credit losses	429	497	48	43	(29)	988
Noninterest income	237	196	58	110	(26)	575
Noninterest expense(d)	(317)	(424)	(93)	(122)	(19)	(975)
Income (loss) before income taxes	349	269	13	31	(74)	588
Applicable income tax (expense) benefit(a)	(80)	(56)	(3)	(7)	13	(133)
Net income (loss)	269	213	10	24	(61)	455

(a)

Includes taxable equivalent adjustments of $4 million, $4 million, $5 million, $4 million and $4 million for the three months ended December 31, 2019, September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018, respectively.

(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.
(d)	Certain prior period data has been reclassified to conform to current period presentation.